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                                                                   EXHIBIT 10(A)

                               SANDY CORPORATION
                           DIRECTOR STOCK OPTION PLAN

     1. Definitions: As used herein, the following terms shall have the following meanings:

          (a) "Plan" shall mean this Director Stock Option Plan.

          (b) "Company" shall mean Sandy Corporation, a Michigan corporation, or any successor thereof.

          (c) "Participant" shall mean the directors designated in Paragraph 4 hereof, for participation in this Plan.

          (d) "Nonqualified Option" shall mean an option to purchase Common Stock of the Company which meets the requirements set forth in this Plan but does not meet the definition of an incentive stock option set forth in
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Administration: This Plan shall be administered by the members of the Board of Directors of the Company (the "Board") who are also employees of the Company (the "Administrators"); provided that if at any time there are fewer than two members of the Board who are employees of the Company, then at such time this Plan shall be administered by the entire Board. Subject to the provisions of this Plan, the Administrators are authorized to interpret this Plan, to promulgate, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of this Plan by the Administrators shall be final and conclusive.

     3. Maximum Number of Shares Subject to Plan: The number of shares subject to option and sale under this Plan shall not exceed 20,000 shares in the aggregate of the Common Stock of the Company, which may consist in whole or in part of the authorized and unissued or reacquired Common Stock of the Company. Unless this Plan shall have been terminated, shares covered by canceled or expired options under this Plan shall again be available for option and sale.

     In the event that the outstanding shares of Common Stock of the Company shall be increased by a stock dividend or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether by reason of merger, consolidation, recapitalization, reclassification, reorganization, split-up, combination of shares, statutory share exchange or otherwise, the number, price and kind of shares available for option and of the shares subject to any option, and the number and kind of shares subject to each option to be granted under this Plan, as fixed by Paragraph 5, shall be appropriately adjusted. Notwithstanding the foregoing, the Company shall not be required to issue fractional shares pursuant to this Plan.

     4. Participants: The Participants under this Plan shall be the Company's directors who serve or have served as directors of the Company for at least four years and during such four year period are not officers or employees of the Company or of any subsidiary in which the Company owns more than 50% of the total combined voting power of all classes of stock.

     5. Allotment of Shares: On the later of (i) October 25, 1994 or (ii) the fourth anniversary of the date upon which an individual is first elected or appointed to serve on the Company's Board of Directors, each Participant shall automatically be granted a Nonqualified Option to purchase 2,000 shares of the Company's Common Stock.

     6. Option Price: The option price per share for options granted under this Plan shall be the fair market value of the Company's Common Stock on the date on which such option is granted. Fair market value of a share shall be the mean between the highest and lowest quoted selling prices of the
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Company's stock on any exchange or other market on which the shares of Common
Stock of the Company shall be traded on such date, or if the selling prices are not reported, the mean between the closing bid and asked prices of the Company's Common Stock on such date, or if there are no reported bid and asked prices of the Company's stock on such date, on the next following day on which there are quoted prices.

     7. Granting and Exercise of Options: The granting of options hereunder shall be effected by any of the Company's officers in accordance with the provisions of this Plan, by execution of instruments in writing.

     The options granted pursuant to this Plan shall be exercisable beginning on the date of grant. Options may be exercised only within ten years of the date of grant.

     8. Payment of Option Price: At the time of the exercise in whole or in part of any option granted hereunder, payment in full (a) in cash or (b) with the consent of the Administrators, in its sole discretion, (i) in Common Stock of the Company, or (ii) by a promissory note payable to the order of the Company which is acceptable to the Administrators, or (iii) by delivery of irrevocable instructions of a stockbroker to promptly deliver to the Company full payment for the shares with respect to which the stock option is exercised from the proceeds of the stockbroker's sale of, or loan against, some or all of the shares, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Administrators, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price. No Participant shall have any of the rights of a shareholder of the Company under any such option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 3.

     9. Non-transferability of Option: No option granted under this Plan to a Participant shall be transferable by such Participant other than by will or laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and such option shall be exercisable, during the lifetime of the Participant, only by the Participant.

     10. Death of Participant: If the service of the Participant as a director of the Company is terminated by the death of the Participant, his or her option may be exercised within 12 months of his or her death, but in no event subsequent to the expiration date of the option, by the legal representative of the Participant's estate or the person or persons to whom the rights of the Participant shall pass by will or by the laws of descent and distribution.

     11. Other Termination of Service: If a Participant ceases to be a director of the Company for any cause other than death before an option granted under this Plan has been fully exercised, such Participant shall have the right for a period of three months following the date he or she ceases to be a director, but in no event subsequent to the expiration date of the option, to exercise any remaining portion of his or her option.

     12. Investment Purpose: Unless a registration statement covering the stock offering pursuant to this Plan is in effect under the Securities Act of 1933, all stock purchased upon the exercise of any option granted hereunder shall be acquired for such person's own account, for investment and not with a view to, or for, sale in connection with any distribution thereof, and any subsequent offer for sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or
(b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable

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written option from counsel for or approved by the Company as to the availability of such exemption. Each notice of the exercise of such option shall be accompanied by a representation in writing signed by the Participant or any other person exercising an option granted under this Plan to that effect. The Company may endorse an appropriate legend referring to the foregoing restrictions upon the certificate or certificates representing any shares purchased pursuant to exercise of an option granted under this Plan.

     13. Withholding Payment: If, upon the exercise of any Nonqualified Option, there shall be payable by the Company any amount for income tax withholding, at the discretion of the Administrators, either the Company shall appropriately reduce the amount of stock to be delivered to the Participant upon exercise of the Nonqualified Option or the Participant shall pay such amount to the Company, to reimburse the Company for such income tax withholding.

     14. Effectiveness of Plan and Shareholder Approval: This Plan shall be effective on the date the Board of Directors of the Company adopts this Plan, provided that the shareholders of the Company approve this Plan within 12 months after its adoption by the Board of Directors. No option granted under this Plan shall be exercisable unless and until this Plan shall have been approved at a meeting of the Company's shareholders called to approve this Plan and at which a quorum is present. Approval shall be by a majority of those shares present in person or by proxy at the meeting.

     15. Termination, Duration and Amendments of Plan: This Plan may be abandoned or terminated at any time by the Administrators. Unless sooner terminated, this Plan shall terminate on October 24, 2004, and no options may be granted under this Plan after October 24, 2004. The termination of this Plan shall not affect the validity of any option which is outstanding on the date of termination.

     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of this Plan at any time; provided, however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to this Plan, (subject, however, to the provisions of Paragraph 3), change the definition of "Participant" under this Plan, change the allotment of shares as provided in Paragraph 5, change the option price set forth in Paragraph 6, change the date set forth in Paragraph 7, or materially increase the benefits accruing to Participants under this Plan, without approval or ratification of the shareholders of the Company, or (ii) change the option price (except as contemplated by Paragraph 3) or alter or impair any option which shall have been previously granted under this Plan, without the consent of the holder thereof. Notwithstanding anything to the contrary contained in this Plan, the provisions of Paragraphs 4, 5, 6, and 7 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     As adopted by the Board of Directors on October 25, 1994.

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